SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.
                              20549


                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                  VANGUARD CELLULAR SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)

   North Carolina                                56-1549590
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

                2002 Pisgah Church Road, Suite 300
                 Greensboro, North Carolina  27455
     (Address of Principal Executive Offices)     (Zip Code)

                 VANGUARD CELLULAR SYSTEMS, INC.
                1997 EMPLOYEE STOCK PURCHASE PLAN

                     (Full title of the plan)

              RICHARD C. ROWLENSON, GENERAL COUNSEL
                 Vanguard Cellular Systems, Inc.
                2002 Pisgah Church Road, Suite 300
                Greensboro, North Carolina  27455
             (Name and address of agent for service)

                           (910) 282-3690
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
Title of                                Maximum        Maximum
Securities                              Offering       Aggregate
to be               Amount to be        Price          Offering       Amount of
registered          Registered          Per Share*     Price*         Registration Fee

Class A             500,000 shares      $14.3125       $7,156,250     $2,168.56*
Common Stock,
par value
$.01 per
share


*Pursuant to Rule 457(h), the average of the high and low price of the Class A Common Stock as reported on NASDAQ's
National Market System on July 28, 1997 has been used to calculate the amount of the registration fee.

     Approximate date of sale to the public: Upon effectiveness of this Registration Statement.

  This Registration Statement on Form S-8 covers 500,000 shares of the Class A Common Stock, par value $.01 per share, (the "Common Stock") of Vanguard Cellular Systems, Inc. (the "Registrant") issuable upon purchase of Common Stock under the Registrant's 1997 Employee Stock Purchase Plan (the "Plan").

                        PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

  The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The following documents have previously been filed by the Registrant with the Commission and are incorporated herein by reference as of their respective dates:

  (a)  Annual Report on Form 10-K for the fiscal year ended
       December 31, 1996, as amended on Form 10-K/A dated April 15, 1997 and on Form 10-K/A dated June 30, 1997,

  (b)  Quarterly Report on Form 10-Q for the quarter ended
       March 31, 1997,

  (c) The description of the Common Stock of the Registrant set forth under the heading "Description of Registrant's Securities to be Registered" in the Registrant's Amendment No. 3 to Registration Statement on Form 8-A/A filed on July 29, 1997 with the Securities and Exchange Commission.

  All documents that are hereafter filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock issuable pursuant to the Plan have been issued or which deregisters any shares then remaining unissued, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


Item 4.    Description of Securities.

  Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

  Legal matters in connection with the securities registered hereunder are being passed upon for the Registrant by Schell Bray
Aycock Abel & Livingston P.L.L.C., Renaissance Plaza,
230 North Elm Street, Suite 1500, Greensboro, North Carolina 27401. Doris R. Bray, a partner in the above-referenced law firm, is a director of the Registrant.

Item 6.    Indemnification of Directors and Officers.

  Article VIII of the Registrant's Bylaws provides:

                    "ARTICLE VIII.

                    Indemnification

  1. Extent. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and Indemnified Officers (as hereinafter defined) against liability and expenses in any proceeding, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors and officers who are deemed to be fiduciaries of the corporation's present and future employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974 ("ERISA fiduciaries") against liability and expenses in any proceeding, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or Indemnified Officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, Indemnified Officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, Indemnified Officer and ERISA fiduciary is entitled to indemnification hereunder.

  2.  Determination.  Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, Indemnified Officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal
                               3
counsel in a written opinion, or (c) if there are less than two disinterested directors, by the affirmative vote of all of the directors, or (d) by the vote of a majority of all of the voting shares other than those owned or controlled by directors or officers who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (e) by a court of competent jurisdiction.

  3. Advanced Expenses. Expenses incurred by a director, Indemnified Officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, Indemnified Officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

  4. Corporation. For purposes of this Article, references to directors or officers of the "corporation" shall be deemed to include directors, officers and ERISA fiduciary of Vanguard Cellular Systems, Inc., its subsidiaries, and all constituent corporations absorbed into Vanguard Cellular Systems, Inc. or any of its subsidiaries by a consolidation or merger.

  5.  Indemnified Officer.  For purposes of this Article,
"Indemnified Officer" shall mean all officers of the corporation who are elected by the Board of Directors.

  6. Reliance and Consideration. Any director, Indemnified Officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, Indemnified Officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

  7. Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of, or in some other capacity in, another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in
                               4
this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment."

  The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:

         CH. 55 N.C. BUSINESS CORPORATION ACT

               Part 5. Indemnification.

Section 55-8-50.  Policy Statement and Definitions.

  (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized, in this Part.

  (b)  Definitions in this Part:

       (1)  "Corporation" includes any domestic or foreign
predecessor entity of a    corporation in a merger or other
transaction in which the predecessor's existence ceased upon consummation of the transaction.

       (2) "Director"means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties
  on, or   otherwise involve services by, him to the plan or
  to participants in or beneficiaries of the    plan.
  "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

       (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

       (4)  "Liability" means the obligation to pay a
  judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan). or
  reasonable expenses incurred with respect to a proceeding.
                               5

       (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corpora-tion; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for another foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

       (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

       (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 55-8-51.  Authority to Indemnify.

  (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

       (1) He conducted himself in good faith; and

       (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

       (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

  (d) A corporation may not indemnify a director under this section:

           (1)  In connection with a proceeding by or in the
   right of the corporation in which the director was adjudged liable to the corporation; or
                               6

           (2)  In connection with any other proceeding
   charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

       (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corpo-ration that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

       (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52.  Mandatory Indemnification.

       Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53.  Advance For Expenses.

       Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54.  Court-ordered indemnification.


       Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

       (1)  The director is entitled to mandatory
indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

       (2)  The director is fairly and reasonably entitled to
indemnification in view of all the relevant circumstances,
whether or not he met the standard of conduct set forth in G.S.
55-8-
                               7

51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section 55-8-55.  Determination and Authorization of Indemnification.

       (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

  (b) The determination shall be made:

       (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

       (2)  If a quorum cannot be obtained under subdivision
       (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

       (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
       (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

       (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

       (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section 55-8-56.  Indemnification Of Officers, Employees, and Agents.

          Unless a corporation's articles of incorporation provide otherwise:

          (1)  An officer of the corporation is entitled to
mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.
                               8

          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57.  Additional Indemnification and Insurance.

          (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur account of his activities which were at the time taken known or believed by him to be clearly in conflict with the b interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify a person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trust or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b)  The authorization, adoption, approval, or
favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds.  The authorization,
adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be
effective as to claims made or liabilities asserted again any director prior to its adoption, authorization, or approval by the board of directors.
                               9

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a direct officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58.  Application of Part.

          (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a name defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits

       The Exhibits to this Form S-8 are listed in the accompanying Index to Exhibits.


Item 9.  Undertakings.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a
                               10
                    fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                               11

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 29, 1997.

                       VANGUARD CELLULAR SYSTEMS, INC.


                       By:  /s/ Haynes G. Griffin

                           Haynes G. Griffin, Chairman of the Board and Co-Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date


/s/ Haynes G. Griffin         Chairman of the Board,          August 29, 1997
Haynes G. Griffin             Co-Chief  Executive Officer
                              and Director

/s/ Stephen R. Leeolou        President, Co-Chief             August 29, 1997
Stephen R. Leeolou            Executive Officer and Director



/s/ L. Richardson Preyer, Jr. Executive Vice President,       August 29, 1997
L. Richardson Preyer, Jr.     Treasurer and Director


/s/ Stephen L. Holcombe       Executive Vice President and    August 29, 1997
Stephen L. Holcombe           Chief Financial Officer (Chief
                              Accounting Officer)

/s/ Doris R. Bray             Director                        August 29, 1997
Doris R. Bray


/s/ Stuart S. Richardson      Director                        August 29, 1997
Stuart S. Richardson

/s/ Robert A. Silverberg      Director                        August 29, 1997
Robert A. Silverberg


/s/ F. Cooper Brantley        Director                        August 29, 1997
F. Cooper Brantley


/s/ L. Richardson Preyer, Sr. Director                        August 29, 1997
L. Richardson Preyer, Sr.


/s/ Robert M. DeMichele       Director                        August 29, 1997
Robert M. DeMichele

                             EXHIBITS

                        Index to Exhibits


Exhibit
  No.                         Description

*3(a) Articles of Incorporation of the Registrant, as amended through July 25, 1995, filed as Exhibit 1 to the Registrant's Form 8-A/A dated July 25, 1995.

*3(b)     Bylaws of the Registrant (compilation as of July
          25, 1995), filed as Exhibit 2 to the Registrant's
          Form 8-A/A dated July 25, 1995.

*4(a)     Specimen Common Stock Certificate filed as Exhibit
          4(a) to the Registrant's Registration Statement on
          Form S-1 (No. 33-18067).

*4(b)(1)  Second Amended and Restated Loan Agreement between the
          Vanguard Cellular Operating Corp. and various lenders led by The Bank of New York and The Toronto-Dominion Bank as agents, dated as April 10, 1996, filed as Exhibit 4(d)(1) to the Registrant's Form 10-Q/A dated March 31, 1996.

*4(b)(2) VCOC Security Agreement between Vanguard Cellular Operating Corp. and various lenders led by The Bank of New York and The Toronto-Dominion Bank, as Secured Party, dated as of April 10, 1996, filed as Exhibit 4(d)(2) to the
          Registrant's Form 10-Q/A dated March 31, 1996.

*4(b)(3)  Second Amended and Restated Master Subsidiary Security
          Agreement between the Registrant and various lenders led by The Bank of New York and The
          Toronto-Dominion Bank, as Secured Party, dated as of April 10, 1996, filed as Exhibit 4(d)(3) to the
          Registrant's Form 10-Q/A dated March 31, 1996.

*4(b)(4) Assignment, Bill of Sale and Assumption Agreement by and between Registrant and Vanguard Cellular Financial Corp., dated as of April 10, 1996, filed as Exhibit 4(d)(4) to the Registrant's Form 10-Q/A dated March 31, 1996.

*4(b)(5)  First Amendment to Second Amended and Restated Loan Agreement
          between Vanguard Cellular Operating Corp. and various lenders led by The Bank of New York and The Toronto-Dominion Bank, as agents, dated as of July 31, 1996, filed
                                         14
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          as Exhibit 4(d)(5) to the Registrant's Form 10-Q dated September
          30, 1996 and confirmed electronically as Exhibit 4(d)(5) to the Registrant's Form 10-Q/A dated September 30, 1996.

*4(b)(6) Second Amendment to Second Amended and Restated Loan Agreement between Vanguard Cellular Operating Corp. and various lenders led by The Bank of New York and The Toronto-Dominion Bank, as agents, dated as of October 9, 1996, filed as Exhibit 4(d)(6) to the Registrant's Form 10-Q dated September 30, 1996 and confirmed electronically as Exhibit 4(d)(6) to the Registrant's Form 10-Q/A dated September 30, 1996.

*4(b)(7) Third Amendment to Second Amended and Restated Loan Agreement between Vanguard Cellular Operating Corp. and various lenders led by The Bank of New York and The Toronto-Dominion Bank, as agents, dated as of March 31, 1997, filed as Exhibit 4(b)(7) to the Registrant's Form 10-Q dated March 31, 1997.

*4(c)(1) Indenture dated as of April 1, 1996 between Registrant and The Bank of New York as Trustee, filed as Exhibit
          4(e)(1) to the Registrant's Form 10-Q/A dated March 31,
          1996.

*4(c)(2) First Supplemental Indenture, dated as of April 1, 1996 between Registrant and The Bank of New York as Trustee, filed as Exhibit 4(e)(2) to the Registrant's Form 10-Q/A dated March 31, 1996.

5         Opinion of Schell Bray Aycock Abel & Livingston
          P.L.L.C.

23(a)     Consent of Arthur Andersen LLP

23(b)     Consent of Prasetio, Utomo & Co.

23(c)     Consent of KPMG Peat Marwick

23(d)     Consent of KPMG Peat Marwick, LLP

23(e) The consent of Schell Bray Aycock Abel & Livingston P.L.L.C. is contained in its opinion filed as Exhibit 5.

99(a)     1997 Employee Stock Purchase Plan of the
          Registrant, as amended by the Registrant's Board of Directors on July 23, 1997.

*    Incorporated by reference to the statement or report indicated.
                               15

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